Filed Pursuant to Rule 424(b)(5)
Registration No. 333-267503
PROSPECTUS
Up to $400,000,000

Common Shares
We have entered into a sales agreement (the “Sales Agreement”), with Cowen and Company, LLC (“Cowen”), relating to our common shares, par value $0.0000000341740141 per share (the “Common Shares”), offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell Common Shares having an aggregate offering price of up to $400.0 million from time to time through Cowen acting as our agent.
Our Common Shares are listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “ROIV.” On September 30, 2022, the last reported sale price of our Common Shares was $3.22 per share.
Sales of our Common Shares, if any, under this prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Cowen is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to Cowen for sales of Common Shares sold pursuant to the Sales Agreement will be an amount equal to up to 3% of the gross proceeds of any Common Shares sold under the Sales Agreement. In connection with the sale of the Common Shares on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation to Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.
We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. These risks are described under the caption “Risk Factors” beginning on page 4 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Cowen
October 3, 2022

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process under the Securities Act. Under this shelf registration statement, we may, from time to time, offer and sell in one or more offerings Common Shares and preference shares, various series of debt securities, warrants to purchase any of such securities and/or units either individually or in combination with other securities, in one or more offerings, up to a total dollar amount of $1.0 billion. The $400.0 million of Common Shares that may be offered, issued and sold under this prospectus is included in the $1.0 billion of securities that may be offered, issued and sold by us pursuant to our shelf registration statement. As a result, if we sell Common Shares with an aggregate offering price of $400.0 million under this prospectus, $600.0 million of securities may be offered, issue and sold by us under the base prospectus and a corresponding prospectus supplement, and if no Common Shares are sold under this prospectus, the full $1.0 billion of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement. See “Explanatory Note.”
This prospectus relates to the offering of our Common Shares. Before buying any of the Common Shares that we are offering, we urge you to carefully read this prospectus and all of the information incorporated by reference herein, as well as the additional information described under the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.
We provide information to you about this offering of Common Shares in this prospectus, which describes the specific details regarding this offering. If information in this prospectus is inconsistent with the documents incorporated by reference in this prospectus filed prior to the date of this prospectus, you should rely on this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.
Neither we nor Cowen has authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus, along with the information contained in any free writing prospectuses we have authorized for use in connection with this offering. Neither we nor Cowen takes any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
The information appearing in this prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any related free writing prospectus, or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” herein and in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
ii

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless the context indicates otherwise, references in this prospectus to the “Company,” “Roivant,” “we,” “us,” “our” and similar terms refer to Roivant Sciences Ltd., a Bermuda exempted limited company, and its consolidated subsidiaries. Our fiscal year ends on March 31.
Roivant Sciences Ltd.
Overview
We are building the next-generation “big pharma” company, organized to harness modern technologies and computational tools as well as the entrepreneurial spirit of nimble biotechnology companies at scale. Our mission is to improve the delivery of healthcare to patients by treating every inefficiency as an opportunity.
We are a diverse team of experienced drug developers, scientists, physicians, company builders, data scientists and engineers, biopharma investors, physicists and business development professionals dedicated to improving the lives of patients. At Roivant, we combine our team’s extensive experience and multi-disciplinary expertise with innovative technologies to identify and advance potentially transformative medicines.
We deploy a hypothesis-driven approach to identify novel or clinically-validated targets and biological pathways in areas of high unmet medical need. We then seek to acquire, in-license or discover promising drug candidates against those targets or pathways. Our small molecule discovery engine is powered by leading computational physics and machine learning (“ML”) capabilities for in silico drug design.
We develop drugs and drug candidates in subsidiary companies we call “Vants” with a distinct approach to sourcing talent, aligning incentives and deploying technology. Each of our Vant teams is built with deep relevant expertise to promote successful execution of our development strategy. Our Vants continue to benefit from the support of the Roivant platform and technologies that are built to address inefficiencies in the drug discovery, development and commercialization process.
Our agile Vant model has allowed us to rapidly add capabilities in diverse therapeutic areas, including immunology, dermatology and oncology, and modalities, including biologics, topicals and bifunctional small molecules. We have launched and taken public multiple Vants, resulting in an aggregate ownership stake of approximately $451 million in our publicly-traded Vants as of June 30, 2022 (inclusive of the value of certain shares of Myovant Sciences Ltd. as to which Roivant has a return right under certain circumstances). The Vant model also enables a modular approach to the monetization of therapies we advance through development, allowing us to pursue commercialization of some products independently, while selectively establishing partnerships for other Vants or divesting of the Vants entirely.
Since our founding in 2014, we have:
•	commercially launched VTAMA® (tapinarof) cream 1% for the treatment of plaque psoriasis in adults;
•	conducted nine international Phase 3 trials, the last eight of which have been successful;
•	consummated a $3 billion upfront partnership with Sumitomo Pharma Co., Ltd. (“Sumitomo”);
•	received six FDA approvals for drugs developed by Vants launched by Roivant, including VTAMA and four drugs that received FDA approval after their transfer to Sumitomo;
•	built a broad and differentiated pipeline of drugs and drug candidates ranging from early discovery to commercial stage; and
•	launched Roivant Discovery, our small molecule discovery engine, consisting of a collection of advanced computational physics capabilities, integrated with an in-house wet lab facility.

Corporate Information
We were registered as an exempted limited company in Bermuda in 2014, under the name Valor Biotechnology Ltd. In November 2014 we changed our name to Roivant Sciences Ltd. Our principal executive offices are located at Suite 1, 3rd Floor, 11-12 St. James’s Square, London SW1Y 4LB, United Kingdom. Our telephone number is +44 207 400 3347.
Our web page address is https://roivant.com. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this document or any other document that we file with or furnish to the SEC.
We are an “emerging growth company” (an “EGC”), as defined in the Jumpstart Our Business Startups Act of 2012. As an EGC, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation.
Nasdaq Global Market Listing
Our Common Shares are listed on the Nasdaq Global Market under the symbol “ROIV.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Market or any other securities market or other exchange of the securities covered by the applicable prospectus supplement.

THE OFFERING
Common Shares offered by us
Common Shares having an aggregate offering price of up to $400.0 million.
Common Shares to be outstanding after this offering
Up to 825,395,067 Common Shares (as more fully described in the notes following this table), assuming sales of 124,223,602 Common Shares in this offering at an offering price of $3.22 per share, the last reported sale price of our Common Shares on the Nasdaq on September 30, 2022. The actual number of shares issued will vary depending on the sales price under this offering.
Manner of offering
“At the market offering” that may be made from time to time through our sales agent, Cowen. See “Plan of Distribution” on page 8.
Use of proceeds
We intend to use the net proceeds from the sale of any securities offered under this prospectus for working capital and general corporate purposes.
Risk factors
Investment in our securities involves a high degree of risk. You should read the “Risk Factors” of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of factors to consider before deciding to purchase our Common Shares.
Nasdaq Global Market Symbol
Our Common Shares are listed on the Nasdaq Global Market under the trading symbol “ROIV.”
The above discussion and table are based on 701,171,465 Common Shares outstanding as of June 30, 2022, and exclude:
•	157,844,194 Common Shares issuable upon the exercise of options outstanding as of June 30, 2022, having a weighted average exercise price of $7.82 per share;
•	30,690,240 Common Shares issuable upon exercise of outstanding warrants as of June 30, 2022, having a weighted average exercise price of $11.50 per share; and
•	64,391,867 Common Shares issuable upon settlement of outstanding restricted stock units and capped value appreciation rights as of June 30, 2022.

RISK FACTORS
Our business and investing in our securities involves a high degree of risk. You should carefully consider the risks described below and under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. You should also consider the risks, uncertainties and other information set forth in the reports and other materials filed or furnished by us and our majority-controlled subsidiary, Immunovant, Inc. (“Immunovant”), with the SEC. The risks identified in these SEC filings could have a material and adverse impact on our business, prospects, results of operations, financial condition and cash flows. If any such events were to happen, the trading price of our Common Shares could decline, and you could lose all or part of your investment. Please also read carefully the section below titled “Forward-Looking Statements.”
Additional Risks Related to This Offering
If you purchase our Common Shares in this offering, you may experience dilution and may experience future dilution as a result of future equity offerings.
The offering price per share in this offering may exceed the net tangible book value per share of our Common Shares outstanding prior to this offering. Purchasers of the shares we sell in this offering, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invest. In addition, in order to raise additional capital, we may in the future offer additional Common Shares or other securities convertible into or exchangeable for our Common Shares. We cannot assure you that we will be able to sell Common Shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing Common Shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Common Shares or other securities convertible into or exchangeable for our Common Shares in future transactions may be higher or lower than the price per share in this offering.
Our management might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.
We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. Our management has broad discretion as to the use of these proceeds and you will be relying on the judgment of our management regarding the application of these proceeds. We might apply these proceeds in ways with which you do not agree, or in ways that do not yield a favorable return. If our management applies these proceeds in a manner that does not yield a significant return, if any, on our investment of these net proceeds, it could compromise our ability to pursue our growth strategy and adversely affect the market price of our Common Shares.
It is not possible to predict the actual number of Common Shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instructions to Cowen to sell Common Shares at any time throughout the term of the Sales Agreement. The number of Common Shares that are sold through Cowen after our instruction will fluctuate based on a number of factors, including the market price of our Common Shares during the sales period, the limits we set with Cowen in any instruction to sell Common Shares, and the demand for our Common Shares during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of Common Shares that will be sold or the gross proceeds to be raised in connection with those sales.
The Common Shares offered hereby will be sold in “at the market offerings,” and investors who buy Common Shares at different times will likely pay different prices.
Investors who purchase Common Shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of Common Shares sold in this offering. In addition, there may not be any minimum or maximum sales price for Common Shares to be sold in this offering. Investors may experience a decline in the value of the Common Shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, and statements that are not historical facts. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to risk associated with:
•	our limited operating history and risks involved in biopharmaceutical product development;
•	our limited experience as a commercial-stage company and ability to successfully commercialize VTAMA® (tapinarof);
•	our ability to raise additional capital to fund our business on acceptable terms or at all;
•	the fact that we will likely incur significant operating losses for the foreseeable future;
•
the impact of public health outbreaks, epidemics or pandemics (such as the COVID-19 pandemic) on our business (including our clinical trials and preclinical studies), operations and financial condition and results;

•	our ability to acquire, in-license or discover new product candidates;
•	our Vant structure and the potential that we may fail to capitalize on certain development opportunities;
•	clinical trials and preclinical studies, which are very expensive, time-consuming, difficult to design and implement and involve uncertain outcomes;
•	the unproven nature of our approach to the discovery and development of product candidates from our small molecule discovery engine;
•
the novelty, complexity and difficulty of manufacturing certain of our products and product candidates, including any manufacturing problems that result in delays in development or commercialization of our products and product candidates;

•	difficulties we may face in enrolling and retaining patients in clinical trials and/or clinical development activities;
•	the results of our clinical trials not supporting our proposed claims for a product candidate;
•	changes in interim, top-line and/or preliminary data from our clinical trials changing as more data becoming available or being delayed due to audit and verification process;
•	changes in product manufacturing or formulation that could lead to the incurrence of costs or delays;
•	the failure of any third-party we contract with to conduct, supervise and monitor our clinical trials to perform in a satisfactory manner or to comply with applicable requirements;
•
the fact that obtaining approvals for new drugs is a lengthy, extensive, expensive and unpredictable process that may end with our inability to obtain regulatory approval by the FDA or other regulatory agencies in other jurisdictions;

•
the failure of our clinical trials to demonstrate substantial evidence of the safety and efficacy of our products and product candidates, including, but not limited to, scenarios in which our products and product candidates may cause adverse effects that could delay regulatory approval, discontinue clinical trials, limit the scope of approval or generally result in negative media coverage of us;

•	our inability to obtain regulatory approval for a product or product candidate in certain jurisdictions, even if we are able to obtain approval in certain other jurisdictions;
•	our ability to effectively manage growth and to attract and retain key personnel;
•	any business, legal, regulatory, political, operational, financial and economic risks associated with conducting business globally;
•	our ability to obtain and maintain patent and other intellectual property protection for our technology, products and product candidates;
•	the inadequacy of patent terms and their scope to protect our competitive position;
•
the failure to issue (or the threatening of their breadth or strength of protection) or provide meaningful exclusivity for our current and future products and product candidates of our patent applications that we hold or have in-licensed;

•
the fact that we do not currently and may not in the future own or license any issued composition of matter patents covering certain of our products and product candidates and our inability to be certain that any of our other issued patents will provide adequate protection for such products and product candidates;

•
the fact that our largest shareholders (and certain members of our management team) own a significant percentage of our shares and will be able to exert significant control over matters subject to shareholder approval;

•	the outcome of any pending or potential litigation, including but not limited to our expectations regarding the outcome of any such litigation and costs and expenses associated with such litigation;
•	changes in applicable laws or regulations;
•	the possibility that we may be adversely affected by other economic, business and/or competitive factors; and
•	other risks and uncertainties indicated from time to time in filings made with the SEC.
These risks are not exhaustive. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

USE OF PROCEEDS
We may issue and sell Common Shares having aggregate offering price of up to $400.0 million from time to time. The actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any Common Shares under or fully utilize the Sales Agreement as a source of financing.
We intend to use the net proceeds from the sale of any securities offered under this prospectus for working capital and general corporate purposes. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with Cowen, under which we may issue and sell from time to time Common Shares with an aggregate offering price of up to $400.0 million through Cowen as our sales agent. Sales of our Common Shares, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act. If authorized by us in writing, Cowen may purchase Common Shares as principal.
Cowen will offer our Common Shares subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of Common Shares to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the Sales Agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the Common Shares requested to be sold by us. We may instruct Cowen not to sell Common Shares if the sales cannot be effected at or above the price designated by us in any such instruction. Cowen or we may suspend the offering of our Common Shares being made through Cowen under the Sales Agreement upon proper notice to the other party. Cowen and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time. The offering of Common Shares pursuant to the Sales Agreement will otherwise terminate upon the termination of the Sales Agreement as provided therein.
The aggregate compensation payable to Cowen as sales agent is up to 3.0% of the gross sales price of the shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse Cowen up to $75,000 of Cowen’s actual outside legal expenses incurred by Cowen in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the Sales Agreement, will be approximately $1.0 million.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Common Shares.
Cowen will provide written confirmation to us following the close of trading on the Nasdaq on each day in which Common Shares is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of Common Shares sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.
We will report at least quarterly the number of Common Shares sold through Cowen under the Sales Agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of Common Shares.
Settlement for sales of Common Shares will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of our Common Shares on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, Cowen will not engage in any transactions that stabilizes our Common Shares.
Our Common Shares are listed on the Nasdaq and trades under the symbol “ROIV.” The transfer agent of our Common Shares is American Stock Transfer & Trust Company, LLC.
Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS
Conyers Dill & Pearman Limited have passed upon the validity of the Common Shares offered by this prospectus. Certain matters with respect to U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Certain matters with respect to U.S. federal and New York State law will be passed upon for Cowen by Latham & Watkins LLP, New York, New York.
EXPERTS
The consolidated financial statements of Roivant Sciences Ltd. appearing in Roivant Sciences Ltd.'s Annual Report (Form 10-K) for the year ended March 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included or incorporated by reference in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement, our exhibits and the other documents incorporated by reference herein.
In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at https://roivant.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.
Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-40782):
•	our Annual Report on Form 10-K for the year ended March 31, 2022, filed with the SEC on June 28, 2022;
•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 15, 2022;
•
the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended March 31, 2022 from our Definitive Proxy Statement on Schedule 14A relating to our 2022 annual meeting of stockholders, filed with the SEC on July 26, 2022;

•	our Current Reports on Form 8-K filed with the SEC on June 28, 2022 (solely with respect to Item 5.02), September 21, 2022 and September 28, 2022 (solely with respect to Item 8.01); and
•
the description of our Common Shares in our registration statement on Form 8-A/A filed with the SEC on September 30, 2021, including any amendments thereto or reports filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.roivant.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Information on, or accessible through, our website is not part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our securities. You can obtain any of the documents incorporated by reference into this prospectus from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents. You can obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone from us at the following address:
Suite 1, 3rd Floor
11-12 St. James’s Square
London SW1Y 4LB
United Kingdom
+44 207 400 3347

Up to $400,000,000

Common Shares
PROSPECTUS
Cowen
October 3, 2022